Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2021 THIRD QUARTER

New York, NY, November 4, 2021 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2021.
Financial Highlights:

Q3 2021 Consolidated Results
▪Q3 Revenue of $928 million up 25% YoY; exceeding prior guidance of up approximately 20%
•Excluding the impact of Political, Q3 revenue was up 31% YoY
•Q3 2021 down 2% vs. Q3 2019 -- continuing sequential quarterly improvement vs. 2019
▪GAAP Operating income of $80 million vs. $39 million in Q3 2020
▪Consolidated Adjusted EBITDA of $230 million vs. $162 million in Q3 2020
▪Consolidated Adjusted EBITDA margin of 25%, up 340 bps from 21% in Q2 2021 and up 300 bps from 22% in Q3 2020

Q3 2021 Digital Audio Group Maintains Strong Growth and Profit Trajectory
▪Digital Audio Group Revenue up 77% YoY
•Podcast Revenue up 184% YoY and Digital Revenue excluding Podcast up 51% YoY
▪Segment Adjusted EBITDA of $67 million increased 91% YoY; up from $54 million in Q2 2021
▪Digital Audio Group Adjusted EBITDA margin of 33%, up 520 bps from 27% in Q2 2021 and up 230 bps from 30% in Q3 2020

Q3 2021 Multiplatform Group Momentum Accelerates
▪Multiplatform Group Revenue was up 19% YoY
•Excluding the impact of Political, Q3 revenue was up 22% YoY
•Q3 2021 down 17% vs Q3 2019 -- continuing sequential quarterly improvement vs. 2019
▪Segment Adjusted EBITDA of $208 million; up from $139 million in Q3 2020, and up sequentially from $181 million in Q2 2021
▪Multiplatform Group Adjusted EBITDA margin of 32%, up 170 bps from 30% in Q2 2021 and up 660 bps from 25% in Q3 2020

Free Cash Flow Generation and Proactive Capital Structure Improvements
▪Generated Cash Flows from operating activities of $96 million
▪Free Cash Flow of $45 million; including $9 million of proceeds from real estate sales, Free Cash Flow including net proceeds from real estate sales was $54 million
•Capital Expenditures of $50 million vs. $32 million in Q2 2021, driven primarily by accelerated real estate consolidation
▪Cash balance and total available liquidity1 of $369 million and $791 million, respectively, as of September 30, 2021
▪Capital Structure: Term Loan reduced by $250 million, Loan Terms improved (July); $60 million Preferred repurchased (October)

Entered Multi-Year Strategic Partnership Agreed with DraftKings

iHeart continues position as Number One in podcast listening with 282 Million Global Monthly Downloads and Streams and 30 Million U.S. Unique Monthly Listeners2; iHeartRadio app continues as Number One digital radio platform3

Updated Guidance
▪Despite comparison to strong political quarter and recovering ad market in Q4 2020, Q4 consolidated revenue expected to be up approximately 10% YoY; Excluding the impact of Political, Q4 revenue is expected to increase by approximately 22% YoY4
▪October consolidated revenue approximately flat YoY; Excluding the impact of Political, October revenue increased approximately 22% YoY4
▪We reaffirm that we expect to return to 2019 Adjusted EBITDA levels by the end of 2021
1 Total available liquidity defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
2 Source: Podtrac Monthly Ranker, September 2021
3 Source: Triton Streaming Ranker
4 Included in October 2020 revenue was approximately $66 million of political revenue; Included in Q4 2020 revenue is approximately $96M of political revenue

Statement from Senior Management

“Our strong results this quarter are further evidence of the success of our company’s continuing transformation – data-led, digital and podcast focused, along with the unparalleled audience reach of our broadcast radio assets, and supported by the largest sales force and the only unified ad tech stack in audio advertising -- all with the strong flywheel effect of our scale and leadership position,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “These results highlight both the strong growth and potential of our digital business, including podcasting, and the strong recovery and growth potential of our radio business.”

“Bob and I are pleased to report our strong top line growth was coupled with continued margin expansion, generating Adjusted EBITDA of $230 million in the third quarter. We remain confident that we’ll be back to 2019 Adjusted EBITDA levels by the end of 2021, and that we will continue to grow beyond that as our investments in high growth areas and strict cost discipline continue to generate profit and Free Cash Flow,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc.

Consolidated Results of Operations
Third Quarter 2021 Consolidated Results
Our consolidated revenue increased $183.6 million, or 24.7%, during the three months ended September 30, 2021 compared to the same period of 2020. The increase in Consolidated revenue is attributable to the continued recovery from the macroeconomic effects of COVID-19 and the continuing growth of our operating businesses. Multiplatform revenue increased $103.9 million, or 18.7%, primarily resulting from strengthening demand for broadcast advertising compared to the third quarter of 2020, partially offset by lower political advertising revenue compared to the same period of 2020, which was a presidential election year. Digital Audio revenue increased $89.6 million, or 77.1%, driven primarily by continuing increases in demand for digital advertising and the continued growth of podcasting. Audio & Media Services revenue decreased $9.0 million due to lower political advertising revenue, partially offset by the continued recovery from the impact of COVID-19.
Consolidated direct operating expenses increased $54.9 million, or 20.3%, during the three months ended September 30, 2021 compared to the same period of 2020, primarily as a result of the expenses directly associated with the significant increase in revenue. The increase in direct operating expenses was driven primarily by higher content and talent and profit sharing expenses, third-party digital costs, and costs related to the return of local and national live events. The increase in Consolidated direct operating expenses was partially offset by lower employee compensation and other expenses resulting from our modernization and cost-reduction initiatives executed in 2020 and 2021.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $57.0 million, or 17.1%, during the three months ended September 30, 2021 compared to the same period of 2020. The increase in Consolidated SG&A expenses was driven primarily by increased employee compensation expenses resulting primarily from higher variable bonus expense based on financial performance and higher sales commission expenses as a result of higher revenue. In the prior year the Company did not pay bonuses to the vast majority of employees. In addition, increased headcount resulting from investments in our digital businesses contributed to the increase in Consolidated SG&A expenses. These increases were partially offset by lower trade expense due to the timing of expenses incurred in connection with the iHeartRadio Music Festival, as well as decreases in employee compensation and other expenses resulting from modernization and cost-reduction initiatives taken in response to the COVID-19 pandemic.
Our consolidated GAAP Operating income was $80.1 million as compared to Operating income of $39.4 million in the third quarter of 2020, which was driven by the continued recovery from the impact of COVID-19 on our businesses.
Adjusted EBITDA increased to $230.2 million compared to $162.1 million in the prior-year period.
The Company generated operating cash flow of $95.7 million, compared to $33.3 million provided by operating cash flow in the prior-year period and generated Free Cash Flow of $45.5 million, compared to $14.3 million in the prior-year period. During the quarter, we deployed significant capital expenditures to accelerate real estate consolidation. This initiative has made certain real estate assets redundant, also enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures. When such targeted real estate proceeds are included as an offset to gross capital expenditures, the Company generated $54.1 million.

New Reportable Segments

Beginning on January 1, 2021, we began reporting our financial statements based on three reportable segments: iHeartMedia Digital Audio Group, which includes all of our Digital assets including Podcasting; the iHeartMedia Multiplatform Group, which includes our Broadcast radio, Networks and Sponsorships and Events businesses; and our Audio & Media Services Group. These reporting segments reflect how senior management views the Company, align with certain leadership and organizational changes implemented in the first quarter of 2021. This structure provides improved visibility into the underlying performances, results, and margin profiles of our distinct businesses, and enables senior management to better monitor trends at the operational level and address opportunities or issues as they arise via regular review of segment-level results and forecasts with operational leaders. The Company expects that the Digital Audio segment will continue to grow at a higher rate than our other segments and is therefore expected to become a larger part of our business over time.
Additionally, beginning on January 1, 2021, Segment Adjusted EBITDA became the segment profitability metric reported to the Company's Chief Operating Decision Maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is calculated as Revenue less operating expenses, excluding Restructuring expenses.

Business Segments: Results of Operations
Third Quarter 2021 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Revenue	$658,979	$555,097	18.7%	$1,762,726	$1,541,823	14.3%
Operating expenses[1]	450,549	416,131	8.3%	1,268,107	1,265,094	0.2%
Segment Adjusted EBITDA	$208,430	$138,966	50.0%	$494,619	$276,729	78.7%
Segment Adjusted EBITDA margin	31.6%	25.0%		28.1%	17.9%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.

Revenue from our Multiplatform Group increased $103.9 million, or 18.7% YoY, primarily as a result of the continued recovery from the negative impact of the COVID-19 pandemic in 2020. Broadcast revenue grew $79.0 million, or 19.5% YoY, while Networks grew $8.9 million, or 7.5% YoY. Revenue from Sponsorship and Events increased by $13.8 million, or 47.6% YoY, primarily as a result of the return of live events. These increases were partially offset by a $15.1 million decrease in political revenue compared to the same period in 2020, which was a presidential election year.

Operating expenses increased $34.4 million, or 8.3% YoY, driven primarily by higher variable employee compensation expenses, including commission and bonus expense, as well as higher talent and profit-sharing fees, both as a result of higher revenue, and higher expenses related to the return of live events, which were partially offset by lower trade expenses resulting from the timing of expenses incurred in connection with the iHeartRadio Music Festival. These increases were partially offset by lower employee compensation and other expenses resulting from our modernization and cost-reduction initiatives executed in 2020 and early 2021.

Segment Adjusted EBITDA Margin increased substantially YoY to 31.6% from 25.0%.
Third Quarter 2021 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Revenue	$205,769	$116,200	77.1%	$561,252	$302,203	85.7%
Operating expenses[1]	138,646	81,042	71.1%	399,828	231,589	72.6%
Segment Adjusted EBITDA	$67,123	$35,158	90.9%	$161,424	$70,614	128.6%
Segment Adjusted EBITDA margin	32.6%	30.3%		28.8%	23.4%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.

Revenue from our Digital Audio Group increased $89.6 million, or 77.1% YoY, including growth from Digital, excluding Podcast revenue, which grew $48.0 million, or 51.3% YoY, driven by increased demand for digital advertising, and Podcast revenue which increased by $41.6 million, or 183.7% YoY, driven by higher revenues from the development of new podcasts as well as growth from existing podcasts. Digital Audio Group revenue increased as a result of general increased demand for digital advertising, the growing popularity of podcasting, the continued addition of premium content to our industry-leading podcast business and our improving ability to monetize our digital audiences and inventory utilizing our sales force and advertising technology platforms, partially driven by leveraging our prior strategic investments in the digital space.

Operating expenses increased $57.6 million, or 71.1% YoY, in connection with our Digital Audio Group’s significant revenue growth, including the impact of higher variable employee compensation expense, variable content and third-party digital costs due to higher revenue and the development of new podcasts. In addition, operating expenses increased due to increased headcount resulting from our investments in key infrastructure to support our growing digital operations, as well as higher variable compensation expenses including sales commissions and bonus arrangements.

Segment Adjusted EBITDA Margin increased YoY to 32.6% from 30.3%.
Third Quarter 2021 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Revenue	$66,078	$75,039	(11.9)%	$182,390	$174,517	4.5%
Operating expenses[1]	43,656	46,247	(5.6)%	124,148	127,774	(2.8)%
Segment Adjusted EBITDA	$22,422	$28,792	(22.1)%	$58,242	$46,743	24.6%
Segment Adjusted EBITDA margin	33.9%	38.4%		31.9%	26.8%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.

Revenue from our Audio & Media Services Group decreased $9.0 million, or 11.9% YoY, due to lower political advertising revenue compared to 2020, which was a presidential election year, partially offset by the continued recovery from the impact of the COVID-19 pandemic.

Operating expenses decreased $2.6 million, or 5.6% YoY, primarily as a result of lower expenses due to our modernization and cost-reduction initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 33.9% from 38.4%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Revenue	$928,051	$744,406	24.7%	$2,496,321	$2,012,688	24.0%
Operating income (loss)	$80,111	$39,395	103.4%	$31,881	$(1,850,471)	NM
Adjusted EBITDA[1,3]	$230,213	$162,124	42.0%	$516,968	$273,180	89.2%
Net income (loss)	$3,673	$(32,112)	NM	$(270,343)	$(1,918,165)	NM
Cash provided by operating activities[2]	$95,736	$33,252	187.9%	$196,593	$136,161	44.4%
Free cash flow[1,2,3]	$45,462	$14,275	218.5%	$95,258	$77,638	22.7%
Free cash flow including net proceeds from real estate sales[1,2,3]	$54,072	$14,275	278.8%	$116,309	$77,638	49.8%

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure section in this release.
2 We made cash interest payments from operations of $79.2 million in the three months ended September 30, 2021, compared to $85.6 million in the three months ended September 30, 2020. We made cash interest payments from operations of $247.5 million in the nine months ended September 30, 2021, compared to $271.0 million in the nine months ended September 30, 2020.
3 See Supplemental Disclosure Regarding Non-GAAP Financial Information.

Certain prior period amounts have been reclassified to conform to the 2021 presentation of financial information throughout the press release.

Key Initiatives to Improve Cost Structure and Margins
In January 2020, iHeartMedia announced key modernization initiatives designed to take advantage of the significant investments that the Company has made in new technologies to build an improved operating infrastructure to upgrade products and deliver incremental cost efficiencies. This modernization is a multi-pronged set of strategic initiatives that we believe positions the Company for sustainable long-term growth, margin expansion, and value creation for shareholders.

Our investments in modernization delivered approximately $50 million of in-year savings in 2020, and achieved approximately $100 million of annualized run-rate cost savings during 2021.

In April 2020, the Company announced approximately $200 million of incremental in-year operating-expense-saving initiatives in response to the weaker economic environment caused by the COVID-19 pandemic, and as previously announced, the Company has implemented plans to make the majority of these savings permanent.

Liquidity and Financial Position
As of September 30, 2021, we had $369.1 million of cash on our balance sheet. For the nine months ended September 30, 2021, cash provided by operating activities was $196.6 million, cash used for investing activities was $259.9 million and cash used for financing activities was $288.1 million. On July 16, 2021, we amended the Term Loan credit facilities and proactively prepaid $250.0 million of borrowings outstanding under these facilities using cash on hand.
Capital expenditures for the nine months ended September 30, 2021 were $101.3 million compared to $58.5 million in the nine months ended September 30, 2020. Capital expenditures during the nine months ended September 30, 2021 increased primarily due to our real estate consolidation initiatives.

As of September 30, 2021, the Company had $5,737.4 million of total debt and $5,368.3 million of net debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, with the exception of our asset-backed loan facility (our "ABL"), which matures in 2023, providing structural resilience.
The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement as advertising demand continues to normalize.
On October 27, 2021, iHeart Operations repurchased all of the iHeart Operations Preferred Stock with cash on hand for an aggregate price of $64.4 million (“Repurchase Price”), including accrued dividends, upon obtaining consent from the third party investor. The Repurchase Price included a negotiated make-whole premium as the redemption occurred prior to the optional redemption date set forth in the Certificate of Designation governing the iHeart Operations Preferred Stock. Subsequent to the transaction, the preferred shares were retired and cancelled.
Update on FCC Petition for Declaratory Ruling
As previously reported, following receipt of a Declaratory Ruling from the Federal Communications Commission (“FCC”) on November 5, 2020 allowing up to 100% of the Company’s common stock to be owned by non-U.S. persons (subject to certain conditions), the Company initiated action steps to simplify its share classes and to substantially enhance the trading liquidity of its publicly listed Class A Common Stock. In January 2021, the Company completed the exchange of approximately 67 million Special Warrants into Class A and Class B Common stock. As of November 1, 2021 the Company’s current Class A shares outstanding (approximately 120 million shares) represented approximately 81.7% of totally fully diluted shares and had a market value of approximately $2.4 billion based on the closing price as of November 1, 2021. This Class A share count and market value exclude the share counts and value of approximately 22 million Class B shares and approximately 5 million Special Warrants which were outstanding as of November 1, 2021, each of which is convertible 1:1 into our Class A Common Stock.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Broadcast Radio	$483,456	$404,460	19.5%	$1,293,134	$1,110,155	16.5%
Networks	127,920	118,982	7.5%	366,592	349,889	4.8%
Sponsorship and Events	42,663	28,898	47.6%	93,641	73,055	28.2%
Other	4,940	2,757	79.2%	9,359	8,724	7.3%
Multiplatform Group[1,2]	658,979	555,097	18.7%	1,762,726	1,541,823	14.3%
Digital ex. Podcast	141,573	93,574	51.3%	405,276	242,479	67.1%
Podcast	64,196	22,626	183.7%	155,976	59,724	161.2%
Digital Audio Group	205,769	116,200	77.1%	561,252	302,203	85.7%
Audio & Media Services Group[1,2]	66,078	75,039	(11.9)%	182,390	174,517	4.5%
Eliminations	(2,775)	(1,930)		(10,047)	(5,855)
Revenue, total[1,2]	$928,051	$744,406	24.7%	$2,496,321	$2,012,688	24.0%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and in Total increased by 22.3% and 30.6% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 12.6% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2 Excluding the impact of political revenue, Revenue from the Multiplatform Group and in Total increased by 16.7% and 27.6% for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 21.1% for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 4, 2021, at 4:30 p.m. Eastern Time. The conference call number is (833) 350-1328 (U.S. callers) and +1 (236) 389-2425 (International callers) and the passcode for both is 7630919. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 585-8367 (U.S. callers) and +1 (416) 621-4642 (International callers) and the passcode for both is 7630919. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the anticipated impact of COVID-19 pandemic on our business, financial position and results of operations, expectations regarding economic recovery and the recovery of advertising revenue, financial performance of our new segments, our expected costs, savings and timing of our modernization initiatives and other capital and operating expense reduction initiatives, our business plans, strategies and initiatives, our expectations about certain markets and our anticipated financial performance and liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risk associated with our emergence from the Chapter 11 Cases; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Revenue	$928,051	$744,406	24.7%	$2,496,321	$2,012,688	24.0%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	325,766	270,862	20.3%	939,094	808,925	16.1%
Selling, general and administrative expenses (excludes depreciation and amortization)	390,086	333,095	17.1%	1,105,056	1,018,258	8.5%
Depreciation and amortization	108,100	99,379	8.8%	343,408	299,494	14.7%
Impairment charges	11,647	—	NM	49,391	1,733,235	(97.2)%
Other operating expense, net	12,341	1,675	NM	27,491	3,247	NM
Operating income (loss)	$80,111	$39,395	103.4%	$31,881	$(1,850,471)	NM
Depreciation and amortization	108,100	99,379		343,408	299,494
Impairment charges	11,647	—		49,391	1,733,235
Other operating expense, net	12,341	1,675		27,491	3,247
Share-based compensation expense	5,993	5,885		17,581	14,728
Restructuring expenses	12,021	15,790		47,216	72,947
Adjusted EBITDA[1]	$230,213	$162,124	42.0%	$516,968	$273,180	89.2%
Certain prior period amounts have been reclassified to conform to the 2021 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$928,051	$744,406	$2,496,321	$2,012,688
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	325,766	270,862	939,094	808,925
Selling, general and administrative expenses (excludes depreciation and amortization)	390,086	333,095	1,105,056	1,018,258
Depreciation and amortization	108,100	99,379	343,408	299,494
Impairment charges[1]	11,647	—	49,391	1,733,235
Other operating expense, net	12,341	1,675	27,491	3,247
Operating income (loss)	80,111	39,395	31,881	(1,850,471)
Interest expense, net	82,481	85,562	252,489	257,614
Gain (loss) on investments, net	(10,367)	62	39,468	(8,613)
Equity in loss of nonconsolidated affiliates	(1,056)	(58)	(1,115)	(653)
Other expense, net	(9,681)	(1,177)	(10,851)	(10,295)
Loss before income taxes	(23,474)	(47,340)	(193,106)	(2,127,646)
Income tax benefit (expense)	27,147	15,228	(77,237)	209,481
Net income (loss)	3,673	(32,112)	(270,343)	(1,918,165)
Less amount attributable to noncontrolling interest	493	—	486	—
Net income (loss) attributable to the Company	$3,180	$(32,112)	$(270,829)	$(1,918,165)

1 Impairment charges in the nine months ended September 30, 2021 includes $38.0 million related to impairments of right-of-use assets and $11.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives. Impairment charges of $1.7 billion in the nine months ended September 30, 2020 related primarily to impairments recognized on indefinite-lived intangible assets and goodwill as a result of the estimated adverse effects caused by the COVID-19 pandemic on future cash flows.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for September 30, 2021 and December 31, 2020:

(In millions)	September 30, 2021	December 31, 2020
Cash	$369.1	$720.7
Total Current Assets	1,356.0	1,619.0
Net Property, Plant and Equipment	769.8	811.7
Total Assets	8,810.6	9,203.0
Current Liabilities (excluding current portion of long-term debt)	781.6	683.0
Long-term Debt (including current portion of long-term debt)	5,737.4	6,016.9
Stockholders' Equity	798.0	1,050.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and nine months ended September 30, 2021 and 2020, and Net Debt as of September 30, 2021. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss (gain) on investments, net, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations and proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not a measure calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net debt as Total debt less Cash and cash equivalents. We define the Net debt to Adjusted EBITDA ratio as Net debt divided by Adjusted EBITDA. The Company uses the Net debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
We define total available liquidity as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
Our Earnings Call on November 4, 2021 may present guidance that includes forecasted Revenue and Adjusted EBITDA. The forecasted Adjusted EBITDA provided on such call is presented on a non-GAAP basis, as defined under SEC rules. A full reconciliation of the forecasted Adjusted EBITDA on a non-GAAP basis to its most-directly comparable GAAP metric, Operating Income, cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation.
Predecessor - Successor Presentation

Our financial results for the periods from April 1, 2019 through May 1, 2019 are referred to as those of the “Predecessor” period. Our financial results for the period from May 2, 2019 through June 30, 2019 are referred to as those of the “Successor” period. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on our results for the period from April 1, 2019 through May 1, 2019 and the period from May 2, 2019 through June 30, 2019 separately, management views the Company’s operating results for the three months ended June 30, 2019 by combining the results of the Predecessor and Successor periods because such presentation provides the most meaningful comparison of our results in the three months ended June 30, 2021.
The Company cannot adequately benchmark the operating results of the period from May 2, 2019 through June 30, 2019 against the three months ended June 30, 2021 reported in its Consolidated Financial Statements without combining it with the period from April 1, 2019 through May 1, 2019 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that providing revenue for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion included within this release also present the combined results for the three months ended June 30, 2019.
The combined results for the three months ended June 30, 2019, which we refer to herein as the results for the "three months ended June 30, 2019" represent the sum of the reported amounts for the Predecessor period from April 1, 2019 through May 1, 2019 and the Successor period from May 2, 2019 through June 30, 2019. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from bankruptcy and may not be indicative of future results.
Management has provided the results for the Predecessor, Successor and combined results for the three months ended June 30, 2019 because it believes that the Company’s financial results from 2019 provide a more meaningful comparison for its results for the three months ended June 30, 2021 than the three months ended June 30, 2020 in light of the impact of the COVID-19 pandemic on 2020 revenues.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income (loss)	$80,111	$39,395	$31,881	$(1,850,471)
Depreciation and amortization	108,100	99,379	343,408	299,494
Impairment charges[1]	11,647	—	49,391	1,733,235
Other operating expense, net[2]	12,341	1,675	27,491	3,247
Share-based compensation expense	5,993	5,885	17,581	14,728
Restructuring expenses	12,021	15,790	47,216	72,947
Adjusted EBITDA	$230,213	$162,124	$516,968	$273,180

1 Impairment charges in the nine months ended September 30, 2021 of includes $38.0 million related to impairments of right-of-use assets and $11.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives. Impairment charges of $1.7 billion in the nine months ended September 30, 2020 related primarily to impairments recognized on indefinite-lived intangible assets and goodwill as a result of the estimated adverse effects caused by the COVID-19 pandemic on future cash flows.
2 Increase in Other operating expense, net is driven by net losses recognized in relation to sales of real estate.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$3,673	$(32,112)	$(270,343)	$(1,918,165)
Income tax expense	(27,147)	(15,228)	77,237	(209,481)
Interest expense, net	82,481	85,562	252,489	257,614
Depreciation and amortization	108,100	99,379	343,408	299,494
EBITDA	$167,107	$137,601	$402,791	$(1,570,538)
Loss (gain) on investments, net	10,367	(62)	(39,468)	8,613
Other expense, net	9,681	1,177	10,851	10,295
Equity in loss of nonconsolidated affiliates	1,056	58	1,115	653
Impairment charges	11,647	—	49,391	1,733,235
Other operating expense, net	12,341	1,675	27,491	3,247
Share-based compensation expense	5,993	5,885	17,581	14,728
Restructuring expenses	12,021	15,790	47,216	72,947
Adjusted EBITDA	$230,213	$162,124	$516,968	$273,180

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash provided by operating activities	$95,736	$33,252	$196,593	$136,161
Purchases of property, plant and equipment	(50,274)	(18,977)	(101,335)	(58,523)
Free cash flow	45,462	14,275	95,258	$77,638
Net proceeds from real estate sales[1]	8,610	—	21,051	—
Free cash flow including net proceeds from real estate sales	$54,072	$14,275	$116,309	$77,638
1 During the quarter and continuing through 2021, we will deploy significant capital expenditures to accelerate the proactive streamlining of our real estate footprint. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue, excluding Political Advertising Revenue, to Revenue

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2021	2020		2021	2020
Consolidated revenue	$928,051	$744,406	24.7%	2,496,321	2,012,688	24.0%
Excluding: Political revenue	(7,836)	(39,588)		(19,521)	(72,382)
Consolidated revenue, excluding political	$920,215	$704,818	30.6%	$2,476,800	$1,940,306	27.6%

Multiplatform Group revenue	$658,979	$555,097	18.7%	1,762,726	1,541,823	14.3%
Excluding: Political revenue	(5,858)	(20,957)		(13,491)	(42,884)
Multiplatform Group revenue, excluding political	$653,121	$534,140	22.3%	$1,749,235	$1,498,939	16.7%

Digital Audio Group revenue	$205,769	$116,200	77.1%	561,252	302,203	85.7%
Excluding: Political revenue	(366)	(842)		(1,034)	(1,504)
Digital Audio Group revenue, excluding political	$205,403	$115,358	78.1%	$560,218	$300,699	86.3%

Audio & Media Group Services revenue	$66,078	$75,039	(11.9)%	182,390	174,517	4.5%
Excluding: Political revenue	(1,612)	(17,789)		(4,996)	(27,994)
Audio & Media Services Group revenue, excluding political	$64,466	$57,250	12.6%	$177,394	$146,523	21.1%

Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2021
Current portion of long-term debt	$725
Long-term debt	5,736,650
Total debt	$5,737,375
Less: Cash and cash equivalents	369,094
Net debt	$5,368,281

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2021
Revenue	$658,979	$205,769	$66,078	$—	$(2,775)	$928,051
Operating expenses(1)	450,549	138,646	43,656	67,762	(2,775)	697,838
Adjusted EBITDA	$208,430	$67,123	$22,422	$(67,762)	$—	$230,213
Adjusted EBITDA margin	31.6%	32.6%	33.9%			24.8%
Depreciation and amortization						(108,100)
Impairment charges						(11,647)
Other operating expense, net						(12,341)
Share-based compensation expense						(5,993)
Restructuring expenses						(12,021)
Operating income						$80,111
Operating margin						8.6%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2020
Revenue	$555,097	$116,200	$75,039	$—	$(1,930)	$744,406
Operating expenses(1)	416,131	81,042	46,247	40,792	(1,930)	582,282
Adjusted EBITDA	$138,966	$35,158	$28,792	$(40,792)	$—	$162,124
Adjusted EBITDA margin	25.0%	30.3%	38.4%			21.8%
Depreciation and amortization						(99,379)
Other operating expense, net						(1,675)
Share-based compensation expense						(5,885)
Restructuring expenses						(15,790)
Operating income						$39,395
Operating margin						5.3%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2021
Revenue	$605,850	$197,930	$61,175	$—	$(3,350)	$861,605
Operating expenses(1)	424,452	143,640	40,704	71,651	(3,350)	677,097
Adjusted EBITDA	$181,398	$54,290	$20,471	$(71,651)	$—	$184,508
Adjusted EBITDA margin	29.9%	27.4%	33.5%			21.4%
Depreciation and amortization						(127,945)
Other operating expense, net						(12,379)
Share-based compensation expense						(5,903)
Restructuring expenses						(10,155)
Operating income						$28,126
Operating margin						3.3%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2021
Revenue	$1,762,726	$561,252	$182,390	$—	$(10,047)	$2,496,321
Operating expenses(1)	1,268,107	399,828	124,148	197,317	(10,047)	1,979,353
Adjusted EBITDA	$494,619	$161,424	$58,242	$(197,317)	$—	$516,968
Adjusted EBITDA margin	28.1%	28.8%	31.9%			20.7%
Depreciation and amortization						(343,408)
Impairment charges						(49,391)
Other operating expense, net						(27,491)
Share-based compensation expense						(17,581)
Restructuring expenses						(47,216)
Operating income						$31,881
Operating margin						1.3%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2020
Revenue	$1,541,823	$302,203	$174,517	$—	$(5,855)	$2,012,688
Operating expenses(1)	1,265,094	231,589	127,774	120,906	(5,855)	1,739,508
Adjusted EBITDA	$276,729	$70,614	$46,743	$(120,906)	$—	$273,180
Adjusted EBITDA margin	17.9%	23.4%	26.8%			13.6%
Depreciation and amortization						(299,494)
Impairment charges						(1,733,235)
Other operating expense, net						(3,247)
Share-based compensation expense						(14,728)
Restructuring expenses						(72,947)
Operating loss						$(1,850,471)
Operating margin						(91.9)%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

Q3 2021 Segment Performance vs. Q3 2019

(In thousands)	Three Months Ended September 30,		%
	2021	2019	Change
Multiplatform Group	658,979	793,708	(17.0)%
Digital Audio Group	205,769	96,656	112.9%
Audio & Media Services Group	66,078	59,873	10.4%
Eliminations	(2,775)	(1,899)
Revenue, total	$928,051	$948,338	(2.1)%

Q2 2021 Segment Performance vs. Q2 2019

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined(1)
	Three Months Ended June 30,	Period from May 2, 2019 through June 30,	Period from April 1, 2019 through May 1,	Three Months Ended June 30,	%
	2021	2019	2019	2019	Change
Multiplatform Group	605,850	531,992	233,621	765,613	(20.9)%
Digital Audio Group	197,930	64,238	26,840	91,078	117.3%
Audio & Media Services Group	61,175	40,537	17,970	58,507	4.6%
Eliminations	(3,350)	(1,121)	(757)	(1,878)
Revenue, total	$861,605	$635,646	$277,674	$913,320	(5.7)%

Q1 2021 Segment Performance vs. Q1 2019

(In thousands)	Three Months Ended March 31,		%
	2021	2019	Change
Multiplatform Group	497,897	670,267	(25.7)%
Digital Audio Group	157,553	75,949	107.4%
Audio & Media Services Group	55,137	51,392	7.3%
Eliminations	(3,922)	(1,811)
Revenue, total	$706,665	$795,797	(11.2)%

(1) See Supplemental Disclosure Regarding Non-GAAP Financial Information.